UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2021

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)
(802) 294-2754
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2021, Super League Gaming, Inc. (the “Company”) and Mobcrush Streaming, Inc. (“Mobcrush”) entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), amending that certain Agreement and Plan of Merger, by and between the Company and Mobcrush, dated March 9, 2021 (the “Merger Agreement”). Pursuant to the Amendment, the Merger Agreement was modified as follows: (i) the termination date was extended to June 30, 2021, and (ii) all vested options of Mobcrush common stock shall be exercised prior to the consummation of the transactions (the “Closing”) contemplated by the Merger Agreement (the “Merger”), and all unvested options shall be cancelled. The vested options exercised prior to the Closing will not increase the 12,582,204 shares of the Company’s common stock expected to be issued to Mobcrush equity holders under the terms of the Merger Agreement, as amended by the Amendment.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the same, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

For additional information regarding the Merger Agreement and a description of the Merger, see the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 11, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Agreement and Plan of Merger by and between Super League Gaming, Inc., and Mobcrush Streaming, Inc., dated April 20, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: April 21, 2021	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer